
                                                                                                            Exhibit 12



                                              NORTHWEST NATURAL GAS COMPANY
                                           Ratio of Earnings to Fixed Charges
                                          January 1, 1998 - September 30, 2003
                                 (Thousands, except ratio of earnings to fixed charges)
                                                       (Unaudited)


                                                                                                            9 Months
                                                             Year Ended December 31,                          Ended
                                           -------------------------------------------------------------    Sept. 30,
                                              1998         1999        2000        2001         2002           2003 1, 2
                                           -------------------------------------------------------------    -----------
Fixed charges, as defined:
   Interest on long-term debt               $   27,389   $   27,728  $   29,987  $   30,224   $   32,264     $  25,174
   Other interest                                4,909        2,778       3,628       3,772        1,620         1,298
    Preferred dividends                              -            -           -           -            -           129
   Amortization of debt
      discount and expense                         714          699         735         768          799           521
   Interest portion of rentals                   1,986        1,707       1,628       1,572        1,578         1,215
                                           ------------ ----------- ----------- ------------ -----------    -----------
   Total fixed charges, as defined          $   34,998   $   32,912  $   35,978  $   36,336   $   36,261     $  28,337
                                           ============ =========== =========== ============ ===========    ===========

Earnings, as defined:
   Net income                               $   27,301   $   45,296  $   50,224  $   50,187   $   43,792     $  24,449
    Preferred dividends                              -            -           -           -            -          (129)
   Taxes on income                              14,604       24,591      26,829      27,553       23,444        12,170
   Fixed charges, as above                      34,998       32,912      35,978      36,336       36,261        28,337
                                           ------------ ----------- ----------- ------------ -----------    -----------
   Total earnings, as defined               $   76,903   $  102,799  $  113,031  $  114,076   $  103,497     $  64,827
                                           ============ =========== =========== ============ ===========    ===========

Ratio of earnings to fixed
 charges                                          2.20        3.12        3.14         3.14         2.85          2.29
                                           ============ =========== =========== ============ ===========    ===========


  1 For the nine-months ended Sept. 30, 2003, other interest includes dividends on redeemable preferred stock which have been reclassified as interest expense beginning July 1, 2003 upon adoption of SFAS No. 150.

  2 A significant part of the business of the Company is of a seasonal nature; therefore, the ratio of earnings to fixed charges for the interim period is not necessarily indicative of the results for a full year.





                                              NORTHWEST NATURAL GAS COMPANY
                          Ratio of Earnings to Combined Fixed Charges and Preference Dividends
                                          January 1, 1998 - September 30, 2003
                                 (Thousands, except ratio of earnings to fixed charges)
                                                       (Unaudited)

                                                                                                            9 Months
                                                             Year Ended December 31,                          Ended
                                           -------------------------------------------------------------    Sept. 30,
                                              1998         1999        2000        2001         2002           2003 1, 2
                                           -------------------------------------------------------------    -----------

Fixed charges, as defined:
   Interest on long-term debt               $   27,389   $   27,728  $   29,987  $   30,224   $   32,264      $ 25,174
   Other interest                                4,909        2,778       3,628       3,772        1,620         1,298
    Preferred dividends                          2,577        2,515       2,456       2,401        2,280           423
   Amortization of debt
      discount and expense                         714          699         735         768          799           521
   Interest portion of rentals                   1,986        1,707       1,628       1,572        1,578         1,215
                                           ------------ ----------- ----------- ------------ -----------    -----------
   Total fixed charges, as defined          $   37,575   $   35,427  $   38,434  $   38,737   $   38,541     $  28,631
                                           ============ =========== =========== ============ ===========    ===========

Earnings, as defined:
   Net income                               $   27,301   $   45,296  $   50,224  $   50,187   $   43,792      $ 24,449
    Preferred dividends                              -            -           -           -            -          (129)
   Taxes on income                              14,604       24,591      26,829      27,553       23,444        12,170
   Fixed charges, as above                      37,575       35,427      38,434      38,737       38,541        28,631
                                           ------------ ----------- ----------- ------------ -----------    -----------
   Total earnings, as defined               $   79,480   $  105,314  $  115,487  $  116,477   $  105,777     $  65,121
                                           ============ =========== =========== ============ ===========    ===========

Ratio of earnings to fixed
 charges                                          2.12        2.97        3.00         3.01        2.74           2.27
                                           ============ =========== =========== ============ ===========    ===========


  1 For the nine-months ended Sept. 30, 2003, other interest includes dividends on redeemable preferred stock which have been reclassified as interest expense beginning July 1, 2003 upon adoption of SFAS No. 150.

  2 A significant part of the business of the Company is of a seasonal nature; therefore, the ratio of earnings to fixed charges for the interim period is not necessarily indicative of the results for a full year.

